                                  EXHIBIT 10.9
                                  ------------

                      TERMINATION AND SETTLEMENT AGREEMENT
                      ------------------------------------

     This TERMINATION AND SETTLEMENT AGREEMENT (hereinafter referred to as the "Agreement"), is entered into effective March 16, 2001 (hereinafter the
     ---------
"Effective Date"), by and between Compass Knowledge Holdings, Inc. (hereinafter
 --------------
referred to as "Compass") and Ramsey Hashem (hereinafter referred to as
                -------
"Hashem").
 ------
                                  WITNESSETH:

     WHEREAS, Compass and Hashem entered into an Employment Agreement effective May 1, 2000 whereby Hashem served as a Vice President of Compass (collectively hereinafter referred to as the "Employment Agreement"), a copy of
                                              --------------------
which is attached hereto as Exhibit "A" and by this reference incorporated
                            -----------
herein and made a material part hereof; and

     WHEREAS, effective as of the close of business on March 16, 2001 Hashem submitted to Compass and Compass accepted a resignation which was conditional upon the parties entering into this Agreement (the "Conditional Resignation");
                                                    -----------------------
and

     WHEREAS, the parties have resolved all matters with respect to Hashem's employment and the termination thereof and desire to memorialize the terms of their agreement by entering into this Settlement Agreement.

     NOW, THEREFORE, in consideration of the promises and undertakings contained herein, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, Compass and Hashem agree as follows:

1.     Termination of Employment. (a) The parties hereby agree that all
       -------------------------
       matters have been resolved with respect to Hashem's employment with Compass and the Conditional Resignation and that such Conditional Resignation effectively terminates Hashem's employment with Compass effective as of the close of business on March 16, 2001 (the "Termination Date").

       (b) In connection with the foregoing termination, the parties hereby agree as follows:

           (i)     Hashem shall be entitled to accrued base salary under
                   Section 3.1 of the Employment Agreement through the Termination Date;

           (ii)    Hashem shall be entitled to accrued benefits under
                   Section 3.4 of the Employment Agreement through the Termination Date;

           (iii) Hashem is not entitled to any bonuses under Section 3.2 of the Employment Agreement or pursuant to any other agreement with Compass or its subsidiaries;

           (iv) Hashem shall be entitled to reimbursement for expenses accrued through the Termination Date in accordance with the provisions of Section 4.1 of the Employment Agreement which shall in no event shall exceed $400.00;

           (v) All unvested Option Shares which have been granted by Compass to Hashem are hereby forfeited; and

           (vi) Except as provided in Article XI of the Employment Agreement, the Employment Agreement is terminated and is of any further force or effect as of the Termination Date.

       (c) Notwithstanding the foregoing, the parties hereby agree that the restrictive covenants contained in Section 8.1 of the Employment Agreement shall apply with respect to only those persons, firms, partnerships, corporations or other entities that are in direct competition with Compass or any of its subsidiaries or their businesses as they exist on the Termination Date.

2.     Consulting Services. Beginning March 16, 2001 and ending on September
       -------------------
       15, 2001, unless the parties otherwise agree to extend the term, Hashem hereby agrees to provide to Compass and its subsidiaries such consulting and business development services as are reasonably requested by Compass, provided that Hashem shall not be required to undertake duties that will require Hashem to expend for the benefit of Compass and its subsidiaries more than 70 hours per month or otherwise undertake duties outside the scope for which he was originally hired by Compass unless otherwise agreed by the parties (the "Consulting
                                                            ----------
       Services"). In performance of the Consulting Services, Hashem shall
       --------
       provide Compass with the benefit of his best judgment and efforts.

3.     Fees for Consulting Services. In consideration for Hashem performing the
       ----------------------------
       aforementioned Consulting Services, Compass hereby agrees to pay to or for the benefit of Hashem the following sums:

       (a) $15,000 on or before March 16, 2001;

       (b) $5,000 per month for six (6) consecutive months payable in arrears beginning April 16, 2001 and ending September 15, 2001 unless the Consulting Services are sooner terminated as provided herein;

       (c) Premiums with respect to healthcare insurance substantially similar to the coverage Hashem has with Compass has of the Termination Date for six (6) consecutive months beginning March 16, 2001 and ending September 15, 2001 unless the Consulting Services are sooner terminated as provided herein;

       (d) The use of a Compass' cellular telephone and computer for six (6) consecutive months beginning March 16, 2001 and ending September 15, 2001 unless the Consulting Services are sooner terminated as provided herein or unless Hashem abuses the use of the cellular telephone or computer. At the end of such six-month period or upon receiving notice of termination of use from Compass due to Hashem's abuse of either the cellular telephone or computer, such property shall be immediately returned to Compass without demand and may not be withheld from Compass for any reason including the failure of Compass to pay any sums allegedly due Hashem; and

       (e) If Hashem during the term of providing Consulting Services to Compass (i) identifies in writing to Compass a business opportunity or an acquisition, merger or business combination candidate for Compass with a company which Compass does not have a pre-existing relationship (hereinafter the "Opportunity"), (ii) is
                                                      -------------
           directly responsible for establishing
           negotiations between Compass and such company, and (iii) undertakes all necessary and appropriate due diligence and other reasonably requested services as with respect to such transaction, and further provided a transaction is consummated between Compass and such company within one (1) year of such introduction, Compass shall pay Hashem an additional fee computed as follows:

           (1) 5% on such portion of the consideration paid to or received from the subject target company with respect to the Opportunity (the "Consideration") which does not exceed $1,000,000.00;

           (2) 4% on such portion of the Consideration which exceeds $1,000,000.00 but does not exceed $2,000,000.00;

           (3) 3% on such portion of the Consideration which exceeds $2,000,000.00 but does not exceed $3,000,000.00;

           (4) 2% on such portion of the Consideration which exceeds $3,000,000.00 but does not exceed $4,000,000.00; and

           (5)     1% on such portion of the Consideration which exceeds
                   $5,000,000.00

           For purposes of this section, the term "Consideration" shall mean the total fair market value of the cash, securities, promissory notes, and any other consideration received or paid in connection with the closing of the transaction but Consideration shall not include any debt assumed or guaranteed. Such fees shall be paid at the time the Consideration is actually paid or received regardless of the closing date of such transaction. Notwithstanding the foregoing, no fee shall be due Hashem for any Consideration paid or received more than one (1) year after the closing of such transaction. In addition, Compass shall have the option of paying Hashem any fees due him either: (i) in cash, or (ii) 50% of any such amount in cash the remaining 50% in the same securities or other consideration as exchanged in the subject transaction. If any portion or all of the fee is paid in securities, such securities shall be valued for purposes as they are valued in the transaction.

         (f) Compass shall reimburse Hashem for ordinary and reasonable expenses incurred during the term of performing the Consulting Services, subject to Compass' prior written approval and Hashem's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Compass' policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

4.     Temination of Consulting Services. It is hereby agreed that the parties
       ---------------------------------
       shall be immediately released from their respective obligations as set forth in Sections 2 and 3 above upon:

       (a) the full-time employment of Hashem by another person, party or entity;

       (b) the mutual consent of the parties; or

       (c) a breach of this Agreement by Hashem.

       Notwithstanding, if Compass terminates the Consulting Services of Hashem prior to the end of the six-month period for reasons other than as set forth above, Hashem shall be entitled to receive the amounts and at the times he would otherwise receive payment pursuant to Section 3 above.

5.     Releases. (a) Hashem, on behalf of himself and his successors, heirs,
       ---------
       executors, administrators, representatives, affiliates, agents and assigns, fully and unconditionally forever releases and discharges Compass and its officers, directors, successors, assigns, affiliates, and subsidiaries (hereinafter "Compass Releasees") from any and all claims, demands, manners of action, causes of action, damages, judgments, agreements, demands, debts or liabilities whatsoever whether known or unknown, suspected or unsuspected, both at law and in equity, which Hashem now has, has ever had or will hereafter acquire against the Compass Releasees with respect to activities arising from, out of or otherwise in connection with Hashem's employment with Compass or arising from, out of or otherwise in connection with any other matter, cause or event including, but not limited to, any compensation, wages, salary, bonuses, vacation pay, sick pay, disability pay, unemployment claims or benefits, expense reimbursements, severance or termination awards and claims, insurance benefits (saving any cobra coverage which will be the responsibility of Hashem), and any other benefits; provided,
                                                                      ---------
       however, that nothing contained herein shall operate to release Compass
       -------
       from its obligations pursuant to this Agreement

In furtherance of the foregoing, Hashem hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Compass Releasee, based upon any matter purported to be released hereby.

      (b) Compass on behalf of itself and its subsidiaries, successors, affiliates, and assigns, fully and unconditionally forever releases and discharges Hashem and his heirs, executors, administrators, and representatives (hereinafter "Hashem Releasees") from any and all claims, demands, manners of action, causes of action, damages, judgments, agreements, demands, debts or liabilities whatsoever whether known or unknown, suspected or unsuspected, both at law and in equity, which Compass now has or has ever had against the Hashem Releasees with respect to activities arising from, out of or otherwise in connection with Hashem's employment with Compass except as otherwise provided herein and provided, that nothing contained
                                       --------
      herein shall operate to release Hashem from his obligations pursuant to this Agreement

6.     Indemnification. Hashem hereby agrees to indemnify and hold harmless
       ---------------
       Compass and its subsidiaries and their directors, officers, agents, employees, affiliates, counsel and each other person or entity who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the 1933 Act or any other statute or at common law and to reimburse such Indemnified Parties for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by Hashem to others or provided by Hashem to Compass to be stated in any disclosure documents or necessary to make the statements made not misleading, or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (including, but not limited to, any documents deemed to be incorporated into any disclosure documents by reference), (ii) any material breach by Hashem of any covenant contained herein, or
       (iii) otherwise relating to, arising out of or in connection with the Consulting

       Services to be provided by Hashem to Compass including without limitation the willful misconduct, fraud or gross negligence of Hashem.

7.     Captions; References. The headings and captions in this Agreement are
       --------------------
       for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof or therein. All references herein to Paragraphs, Articles and/or Sections are, unless specified otherwise, references to paragraphs, articles and/or sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Settlement Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Settlement Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

8.     Binding Effect. This Agreement shall be binding upon the parties and
       --------------
       their respective administrators, successors and assigns, and shall inure to the benefit of the parties and their respective administrators, successors and assigns.

9.     Severability. Should any of the provisions of this Agreement be
       ------------
       determined to be invalid by a Court of competent jurisdiction, the parties agree that this shall not affect the validity or enforceability of the remaining provisions, and that they shall renegotiate and reform any invalid provisions in good faith to effectuate the purpose of this Agreement and to conform it to the law.

10.    Entire Agreement and Modification. This Agreement constitutes the entire
       ---------------------------------
       understanding between the parties and may not be modified without the express written consent of the parties.

11.    No Improper Inducement. The parties represent and acknowledge that in
       ----------------------
       executing this Agreement they do not rely, and have not relied, on any representation or statement made by any of the parties or their respective agents, representatives or counsel with regard to the subject matter, bases or effect of this Agreement or otherwise, other than as specifically stated in this Agreement.

12.    Knowing and Voluntary. The parties hereto have read this Agreement and
       ---------------------
       fully understand it. The only promises made in connection with this Agreement are those stated herein and the parties have signed this Agreement knowingly and voluntarily.

13.    Counterparts. This Agreement may be executed in one or more
       ------------
       counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.    Dispute Resolution.
       -------------------
       (a) General. In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, and which dispute cannot be amicably resolved by the good faith efforts of the Parties, then such dispute shall be referred to binding arbitration as set forth in Article 14(b) below.

       (b) Arbitration. Binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Orlando, Florida. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Compass, one by Hashem and the third by the two so chosen. The arbitrators shall each reasonable experience in dealing with such matters and shall not be an employee, director, shareholder or agent of either Party or of an affiliate or subsidiary of either Party, or otherwise involved (whether by contract or otherwise) in the affairs of either Party. If both or either of the Compass or Hashem fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the Orlando office of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the President of the American Arbitration Association. The arbitrators shall make their decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the ruling of the arbitration panel within five (5) days of receipt of notice of such ruling. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction. The Parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrators shall be equally divided between the Parties.

15.                  Notices. Any notice, demand, request, waivor other
                     -------
       communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by confirmed telecopy and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed to the following:

       If to Compass:             Compass Knowledge Holdings, Inc.
                                  2710 Rew Circle, Suite 100
                                  Ocoee, Florida 33426
                                  Attn: Daniel J. Devine, President

       If to Hashem:              Ramsey Hashem
                                  1970 Canterbury Drive
                                  Indialantic, FL 32903

        IN WITNESS WHEREOF, the parties here by execut this Agreement by their respective offers duly authorized in their behalf effective as of the date first above written.

Witness:                                      Compass:

                                              Compass Knowledge Holdings, Inc.,

________________________                      By: /s/ Daniel J. Devine
                                                  --------------------
                                                  Daniel J. Devine, President

                                              Hashem:

________________________                      /s/ Ramsey Hashem
                                              -----------------
                                              Ramsey Hashem

                                   EXHIBIT "A"

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                        COMPASS KNOWLEDGE HOLDINGS, INC.
                                       AND
                                  RAMSEY HASHEM

             THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed on May
1, 2000 to be effective as of May 1, 2000 (the "Commencement Date") by and between Compass Knowledge Holdings, Inc., a Florida corporation (the "Company"), and Ramsey Hashem ("Employee").

             WHEREAS, the Company is engaged in the distributed learning business and other related businesses (such activities, present and future, being hereinafter referred to as the "Business"); and

             WHEREAS, the Company and Employee desire to enter into this Agreement to memorialize their oral understanding, to assure the Company of the services of Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

                                  ARTICLE I

                                  Employment

             1.1 Employment and Title. As of the Commencement Date, the Company employs Employee, and Employee accepts such employment, as Vice President of the Company, all upon the terms and conditions set forth herein.

             1.3 Duties. During the Initial Term and any and all Renewal Terms (as hereinafter defined) hereof, Employee shall faithfully perform his duties in accordance with this Agreement and the Bylaws of the Company, serve the Company faithfully and to the best of his ability and devote substantially all of his business time and attention, knowledge, energy and skills to the Company. Employee shall be responsible for such matters as assigned to him by the Chief Executive Officer and/or President of the Company which initially shall be the normal day-to-day management, operation and maintenance of the business development operations and affairs of the Company in accordance with the Company's annual business plan, budget and assigned duties. Subject to the directions of and limitations imposed by the Chief Executive Officer and/or President of the Company, the Employee shall be responsible for interpretation and executive implementation of the corporate policies for his assigned area(s) which shall be the Company's business development operations and functions as set by the Board of Directors, the Chief Executive Officer and/or President of the Company, and shall perform all the duties and have and exercise all rights and powers usually pertaining and attributable, by law, custom, or otherwise, with respect thereto. Subject to the directions of and limitations imposed by the Chief Executive Officer and/or President of the Company, the Employee shall have the authority to effectuate all business matters with respect to his responsibilities and to execute such legal instruments as may be necessary to carry out his duties in the name of the Company and on its behalf. Employee shall coordinate and supervise the activities of all employees of the Company under his control, have the power to employ and terminate the employment of all such subordinate officers, agents, clerks, and other employees and have the authority to fix and change, from time to time, the compensation of all such officers, agents, clerks and other employees.

             1.3 Location. The principal place of employment and the location of Employee's principal office shall be in Ocoee, Florida; provided, however, Employee shall, when requested by the Board of Directors, or may, if he determines it to be reasonably necessary, temporarily perform outside of Ocoee, Florida such services as are reasonably required for the proper execution of his duties under this Agreement.

             1.4 Representations. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

                                  ARTICLE II

                                    Term

             2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the Commencement Date and shall continue through the third anniversary of the Commencement Date (the "Scheduled Termination Date") unless renewed or earlier terminated pursuant to the provisions of this Agreement. Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employee may extend the term for an additional three year term at Employee's election ("Extended Term").

                                  ARTICLE III

                                 Compensation

     3.1 Salary. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than One Hundred Thirty Thousand Dollars ($130,000.00), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal bi-monthly installments, in arrears or as the Employee and the Company otherwise agree. The base salary will be reviewed annually, or, as appropriate, by the Chief Executive Officer and the Compensation Committee. At any time the Salary may be increased for the remaining portion of the term if so determined by the Chief Executive Officer and the Compensation Committee of Employer after a review of Employee's performance of his duties.

             3.2 Bonuses. The Employer shall pay the Employee an annual bonus (the "Annual Bonus") up to 80% of Employee's annual base salary as determined by the Compensation Committee in accordance with the Company's Annual Bonus Plan. The Annual Bonus, if any, shall be payable within ninety (90) days after the end of the most recent fiscal year to which the Bonus relates.

             3.3 Nonqualified Stock Options. The Company intends to grant to Employee at some time in the future nonqualified options to acquire shares of its common stock (the "Option Shares"). Such option shares shall be subject to the terms and conditions established by the Compensation Committee of the Company.

             3.4 Benefits. Employee shall be entitled, during the Term hereof, to the same medical, hospital, pension, profit sharing, dental and life insurance coverage and benefits as are available to the Company's most senior executive officers on the Commencement Date together with the following additional benefits:

             (a)     An automobile allowance of $400.00 per month.

             (b) The Company's normal vacation allowance for all employees who are executive officers of the Company, but not less than three (3) weeks annually, with the option to carry over unused vacation days.

             (c) The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future.

       (d) During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Employer may provide for its officers in the future.

             3.5 Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and Article VII, which are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation.

                                  ARTICLE IV

                   Working Facilities, Expenses and Insurance

             4.1 Working Facilities and Expenses. Employee shall be furnished with an office at the principal executive offices of the Company, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for moving expenses in an amount equal to $18,000.00 and all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

             4.2 Insurance. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.

                                  ARTICLE V

                            Illness or Incapacity

             5.1 Right to Terminate. If, during the Term of this Agreement, Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its reasonable discretion pursuant to Section 7.2 hereof.

             5.2 Right to Replace. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of sixty (60) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity described in
Article I hereof; provided, however, that if Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.

             5.3 Rights Prior to Termination. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

             5.4 Determination of Illness or Incapacity. For purposes of this Article V, the term "illness or incapacity" shall mean Employee's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by a physician selected by the Company and the Employee.

                                  ARTICLE VI

                               Confidentiality

             6.1 Confidentiality. During the Term of this Agreement and thereafter, Employee shall not divulge, communicate, use to the detriment of the Company, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", pertaining to the Company including, without limitation, all (i) data or trade secrets, including secret processes, formulas or other technical data; (ii) production methods; (iii) customer lists; (iv) personnel lists; (v) proprietary information; (vi) financial or corporate records; (vii) operational, sales, promotional and marketing methods and techniques; (viii) development ideas, acquisition strategies and plans; (ix) financial information and records; (x) "know-how" and methods of doing business; and (xi) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive or technical information or secrets developed with or without the help of Employee. Employee acknowledges that any such information or data he may have acquired was received in confidence and by reason of his relationship to the Company. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain;
(b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Employee; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Employee independently of any disclosure by the Company; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

             6.2 Records. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent and any such documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records upon request shall be returned to the Company.

                                  ARTICLE VII

                                  Termination

             7.1 Termination For Cause. This Agreement and the employment of Employee may be terminated by the Company "For Cause" under any one of the following circumstances:

             (a) Employee has committed any material act of fraud, misappropriation or theft against the Company.

             (b) Employee's default breach of any material provision of this Agreement; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company to Employee or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

             (c) Employee engages in willful misconduct in the performance of his duties hereunder; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within fifteen (15) days of written notice thereof by the Company to Employee, or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

             (d)     At the election of the Employee.

             A termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee.

             7.2 Termination Without Cause. This Agreement and the employment of the Employee may be terminated "Without
Cause" as follows:

             (a)     By mutual agreement of the parties hereto.

             (b) At the election of the Company by its giving not less than sixty (60) days prior written notice to Employee in the event of an illness or incapacity described in Article 5.1.

             (c) Upon the removal of Employee from the office of Vice President of the Company or in the event the Company fails to afford Employee the power and authority generally commensurate with the position of Vice President.

             (d)     Upon Employee's death.

             A termination Without Cause under Section 7.2(b) hereof shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of such sections. A termination Without Cause under Sections 7.2(a) or (d) shall be automatically effective upon the date of mutual agreement or the date of death of the Employee, as the case may be. A termination Without Cause under Section 7.2(c) shall be automatically effective upon the date such event takes place.

             7.3 Effect of Termination For Cause. If Employee's employment is terminated "For Cause":

             (a) Employee shall be entitled to accrued base salary under Section 3.1 hereof through the date of termination.

             (f)      Employee shall be entitled to accrued bonuses under
         Section 3.2 and benefits under Section 3.4 hereof through the date of termination.

             (g) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

             (e) All unvested Option Shares which may be granted by the Company under Section 3.3 hereof shall be forfeited.

             (f) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

             7.4 Effect of Termination Without Cause. If Employee's employment is terminated "Without Cause":

             (a) Employee shall be entitled to (i) six (6) month's base salary, or (ii) the base salary for the remaining Term of this Agreement, if less than six (6) months.

             (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

             (c) Employee shall be entitled to receive all amounts of additional bonuses under Section 3.2 hereof through the expiration of the Term hereof, which amounts shall be paid upon termination.

             (d) Employee shall be entitled to receive all benefits as would have been awarded under Section 3.4 hereof through the expiration of the Term hereof, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated.

             (e) All unvested Option Shares actually granted by the Company under Section 3.3 hereof shall immediately vest in full but shall remain subject to all other provisions of the Company's Year 2000 Stock Option Plan.

             (f) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                                  ARTICLE VIII

                      Non-Competition and Non-Interference

             8.1 Non-Competition. Employee agrees that during the Term of this Agreement and, in the case of a termination "For Cause" for a period of one (1) year thereafter, Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with any person engaged in Business within the United States of America which the Company is engaging in its Business or has immediate plans to engage in its Business.

             8.2 Non-Interference. Employee agrees that during the Term of this Agreement and, in the case of a termination "Not For Cause", for a period of one (1) year thereafter, Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

             8.3                               Severability. If any covenant
or provision contained in Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitral or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

             8.4                               Equitable Relief for Violations.
Employee agrees that the provisions and restrictions contained in this Section are necessary to protect the legitimate continuing interests of the Company, its parent company and their subsidiaries and that any violation or breach of these provisions will result in irreparable injury to the Company, its parent company and their subsidiaries for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to the Company, its parent company or their subsidiaries for such violation or breach and regardless of any other provision contained in this Agreement, the Company, its parent company and their subsidiaries shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section.

                                  ARTICLE IX

                               Indemnification

             9.2. Indemnification. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct and will carry reasonable directors and officers' insurance.

                                  ARTICLE X

                                Miscellaneous

             10.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

             10.2 Notices. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

     If to the Company:                            2710 Rew Circle
                                                   Suite 100
                                                   Ocoee, Florida  34761

     If to Employee:                               1970 Canterbury Dr.
                                                   Indialantic, FL 32903

     Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

             10.3 Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

             10.4 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

             10.5 Entire Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

             10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflict of law principles thereof.

             10.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

             10.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

             10.9 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "he" or "his" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

             10.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                                  ARTICLE XI

                                   Survival

             11.1 Survival. The provisions of Articles VI, VII, VIII, and X, of this Agreement shall survive the termination of this Agreement.

        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              Compass Knowledge Holdings, Inc.,
                                              a Florida Corporation,

                                              By: /s/ Rogers W. Kirven, Jr.
                                                  -------------------------
                                              Title: CEO

                                              EMPLOYEE

                                              /s/ Ramsey Hashem
                                              -----------------
                                              Ramsey Hashem

                                  ADDENDUM TO
                                  -----------
                      TERMINATION AND SETTLEMENT AGREEMENT
                      ------------------------------------

        This ADDENEDUM TO THAT CERTAIN TERMINATION AND SETTLEMENT AGREEMENT dated March 16, 2001 (hereinafter referred to as the "Addendum"), is entered
                                                         --------
   into effective June 1, 2001 (hereinafter the "Effective Date"), by and
                                                 --------------
   between Compass Knowledge Holdings, Inc. (hereinafter referred to as "Compass") and Ramsey Hashem (hereinafter referred to as "Hashem").
    -------                                                  ------

                                  WITNESSETH:

        WHEREAS, Compass and Hashem entered into a Termination and Settlement Agreement effective March 16, 2001 whereby Hashem in consideration for certain payments to be made by Compass resigned as a Vice President of Compass (hereinafter referred to as the "Settlement Agreement"), a copy of
                                            --------------------
   which is attached hereto as Exhibit "A" and by this reference incorporated
                               ----------
   herein and made a material part hereof; and

             WHEREAS, the parties are desirous of amending the Settlement Agreement all on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the promises and undertakings contained herein, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, Compass and Hashem agree as follows:

   5.   Fees for Consulting Services. In consideration for Hashem performing
        ----------------------------
        the Consulting Services set forth in the Settlement Agreement, Compass agreed to pay to or for the benefit of Hashem the following sums:

        (f)  $15,000 on or before March 16, 2001 (all of which has been paid);

        (g) $5,000 per month for six (6) consecutive months payable in arrears beginning April 16, 2001 and ending September 15, 2001 unless the Consulting Services are sooner terminated as provided in the Settlement Agreement (two payments of $5,000 have been paid to date); and

        (h) Premiums with respect to healthcare insurance substantially similar to the coverage Hashem has with Compass has of the Termination Date for six (6) consecutive months beginning March 16, 2001 and ending September 15, 2001 unless the Consulting Services are sooner terminated as provided for in the Settlement Agreement (all required payments have been paid to date).

2     Termination of Payments. In consideration for Compass paying Hashem the
      -----------------------
      sum of $12,000 contemporaneous with the execution and delivery of this Addendum, the parties hereby agree that the obligation of Compass to make any additional monthly payments as set described in Section 1(b) or insurance premium payments as set forth in 1(c) above shall immediately terminate.

3     Effect of Amendment. Except as otherwise provided herein, the terms and
      -------------------
      conditions of the Settlement Agreement shall remain unchanged and are hereby republished in their entirety subject to the modifications set forth herein.
4     Captions; References. The headings and captions in this Addendum are for
      --------------------
      convenience of reference only and shall not define, affect or limit any of the terms or provisions herein or in the Settlement Agreement. All references herein to Paragraphs, Articles and/or Sections are, unless specified otherwise, references to paragraphs, articles and/or sections of this Addendum or the Settlement Agreement, as the case may be. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Addendum prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Addendum shall refer to the entire Addendum and Settlement Agreement and not to any particular provision or section unless specifically indicated otherwise.

   5.   Binding Effect. This Addendum shall be binding upon the parties and
        --------------
        their respective administrators, successors and assigns, and shall inure to the benefit of the parties and their respective administrators, successors and assigns.

   6.   Severability. Should any of the provisions of this Addendum be
        ------------
        determined to be invalid by a Court of competent jurisdiction, the parties agree that this shall not affect the validity or enforceability of the remaining provisions, and that they shall renegotiate and reform any invalid provisions in good faith to effectuate the purpose of this Addendum and to conform it to the law.

   7.   Entire Agreement and Modification. The Settlement Agreement together
        ---------------------------------
        with this Addendum constitutes the entire understanding between the parties and may not be modified without the express written consent of the parties.

   8.   No Improper Inducement. The parties represent and acknowledge that in
        ----------------------
        executing this Addendum they are not relying, and have not relied, on any representation or statement made by any of the parties or their respective agents, representatives or counsel with regard to the subject matter, bases or effect of this Addendum or the Settlement Agreement or otherwise, other than as specifically stated in this Addendum.

   9.   Knowing and Voluntary. The parties hereto have read this Addendum and
        ---------------------
        fully understand it. The only promises made in connection with this Addendum are those stated herein and the parties have signed this Addendum knowingly and voluntarily.

  10.   Counterparts. This Addendum may be executed in one or more
        ------------
        counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereby execute this Addendum by their respective officers duly authorized in their behalf effective as of the date and year first written above.

   Witnesses:                                 Compass:

                                              Compass Knowledge Holdings, Inc.

   _______________________                    By: /s/ E. Nicholas Davis, III
                                                  --------------------------

                                              Hashem:

   _______________________                    /s/ Ramsey Hashem
                                              -----------------
                                              Ramsey Hashem

                                      21